Exhibit 99.1

FOR IMMEDIATE RELEASE

Digital Domain Media Group Strengthens Management with Addition of John Nichols as Chief Financial Officer

Jonathan Teaford Appointed CEO of Digital Domain Institute

PORT ST. LUCIE, Fla. (February 21, 2012) — Digital Domain Media Group (NYSE: DDMG), a leading digital production company focused on visual effects, original content animation and major studio co-productions, has appointed John Nichols as its chief financial officer. Nichols has served as an advisor to the company since October 2011. This appointment enables Jonathan Teaford, the company’s former CFO, to take the position of CEO of Digital Domain Institute, the company’s for-profit post-secondary educational institution. Teaford will actively participate in the transition of his CFO responsibilities and will continue to serve on the company’s board of directors. These appointments will take effect on February 22.

“I have known John Nichols for 18 years and I have tried to find a way to hire him for the last 15 years.” said John Textor, chief executive officer of Digital Domain Media Group. “He brings us extensive experience as the chief financial officer of a public company and a strong accounting background dating to his time as a partner at BDO Seidman and with Ernst & Young.

“Jon Teaford has spent years driving and managing rapid growth in entrepreneurial businesses, which makes him the right person to lead our new education business,” continued Textor. “Digital Domain Institute is an important component of our multi-pronged growth strategy, as we expect it to both generate profits and produce highly skilled employees for our expanding visual effects and animation businesses in Florida.”

“I am excited to be taking on this new challenge,” said Jon Teaford. “We believe that Digital Domain Institute, which we established in collaboration with The Florida State University, is the first such public-private educational partnership. We see it both as a strong contributor to our growth and also as a way for us to give back to the communities that have supported us. I am delighted that John Nichols has agreed to take the helm as a strong CFO so that I can return to an operating leadership role. I have worked closely with John in the past and know that he is a great addition to the management team.”

Nichols has been chief financial officer, secretary and treasurer of Varsity Brands, Inc. since April 1992. During this time, he was involved in the initial leveraged buy-out of Varsity in 1989, its public offering in 1992, a merger with another publicly held company in 1997, the sale of an affiliate (Riddell Sports) in 2001 and the 2003 going-private transaction. Before joining Varsity Brands, Mr. Nichols was chief financial officer of a hotel management company for two years and a partner at BDO Seidman for four years. Prior to joining BDO Seidman, Mr. Nichols spent eight years at Ernst & Young. Mr. Nichols earned a Bachelor of Business Administration degree in Accounting from the University of Memphis and a Master of Science in Management degree in Accounting from Florida International University.

About Digital Domain Media Group

Digital Domain Media Group is an award-winning digital production company. Since its inception in 1993, it has been a leading provider of computer-generated (“CG”) animation and digital visual effects (“VFX”) for major motion picture studios and advertisers. The company, its work and its employees have been recognized with numerous entertainment industry awards and nominations, including seven awards issued by the Academy of Motion Picture Arts and Sciences — three Academy Awards® for Best Visual Effects and four awards for Scientific and Technical Achievement. Our filmography of over 80 major motion pictures includes Thor, TRON: Legacy, the Transformers trilogy, The Curious Case of Benjamin Button, Apollo 13 and Titanic. The company’s digital production capabilities include the creation of CG animated content, performance capture, the conversion of two-dimensional (“2D”) imagery into three-dimensional (“3D”) imagery and CG visual effects such as fluid simulation, terrain generation and photorealistic animation. http://www.ddmg.co

SAFE HARBOR STATEMENT

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include comments about the company’s plans, prospects and strategies. They are made on the basis of our management’s current expectations and beliefs, as well as a number of assumptions regarding future events and business performance as of the time the statements are made. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the company’s control. These could cause actual results to differ materially from the results expressed or implied in the forward-looking statements.

Such differences may result from actions taken by the company, as well as from developments beyond the company’s control, including, but not limited to:

•                                    price volatility of the company’s common stock;

•                                    changes in domestic and global economic conditions, competitive conditions and consumer preferences;

•                                    our dependence on a limited number of large projects each year, and the timing of revenue flows from those projects;

•                                    developments in the status of strategic initiatives taken by the company;

•                                    audience acceptance of feature films we may co-produce; and

•                                    rapid technological developments, including new forms of entertainment.

Further information on these and other factors and risks that could affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in Item 1A of Part II of our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on December 22, 2011. These documents are available on the SEC Filings subsection of the Investors section of the company’s website at http://www.ddmg.co/. Information on our website is not part of this press release.

Contacts:

Investors:	Shannon Burns, CFA
Vice President, Investor Relations
772-345-8105
sburns@media.d2.com

Media:	Julie Miller
Director, Communications & Marketing
310.664.3412
jmiller@d2.com